Exhibit 99.1

Regado Biosciences Appoints Michael A. Metzger CEO

Basking Ridge, NJ, Oct. 10, 2014 – Regado Biosciences, Inc. (NASDAQ: RGDO), today announced the appointment of Michael A. Metzger, president of Regado, to the additional post of chief executive officer and as a member of the Board of Directors effective immediately. Mr. Metzger previously served as president and chief operating officer of Regado. He replaces David J. Mazzo, Ph.D., who has resigned from the company.

“On behalf of the entire Board, I would like to thank Dr. Mazzo for his many years of service and all his contributions to Regado,” said Dennis Podlesak, chairman of Regado’s Board of Directors. “In addition, we are very pleased to have Michael Metzger in the CEO role. Michael has a proven track record of effectively growing companies, and his extensive business development and transactional experience is ideal as Regado focuses on evaluating strategic alternatives to optimize value for shareholders.”

Mr. Metzger joined Regado in December 2013 and has nearly 20 years of experience within the life sciences sector. He was previously chief operating officer at Mersana Therapeutics, where he was one of the architects of the strategic direction and growth plans of the business and drove the establishment and management of key business alliances. Prior to joining Mersana in 2011, Mr. Metzger led mergers and acquisitions at Forest Laboratories and held senior positions within business development. At Forest, Mr. Metzger developed and completed several high impact transactions with specialty pharmaceutical and biotechnology companies. Mr. Metzger earned his BA from George Washington University and an MBA in Finance from New York University’s Stern School of Business.

ABOUT REGADO BIOSCIENCES

Regado Biosciences, Inc., is a biopharmaceutical company focused on the discovery and development of novel, oligonucleotide-based actively controllable therapeutics. Our initial focus is on applications in the acute and sub-acute cardiovascular therapeutic area. The company’s lead product candidate, Revolixys™ Kit, is a two-component system consisting of pegnivacogin, an anticoagulant aptamer specifically targeting coagulation Factor IXa, and its complementary oligonucleotide active control agent, anivamersen. Regado’s actively controllable product candidates have the potential to improve patient outcomes and enhance the patient experience, provide direct therapeutic control to physicians and reduce overall treatment costs. More information can be found at www.regadobio.com.

106 Allen Road                        4th Floor                        Basking Ridge, NJ 07920                        www.regadobio.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to management transition matters, including the future success of members of management in fulfilling their roles and the impact of such success on the Company. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from those projected in forward-looking statements include the actual success of the management transition matters described above, as well as the “Risk Factors” described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2014, and in the Company’s other periodic filings with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company has no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Don Elsey, CFO

Regado Biosciences, Inc.

908-580-2113

delsey@regadobio.com

Media Contact:

David Schull

Russo Partners

212-845-4271

david.schull@russopartnersllc.com

106 Allen Road                        4th Floor                        Basking Ridge, NJ 07920                        www.regadobio.com